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                                                                Exhibit 4.1 (d)

                       THIRD AMENDMENT TO CREDIT AGREEMENT


     THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of March 20, 1998, among WICKES INC. (formerly known as Wickes Lumber Company) (the "Borrower"), the financial institutions executing this Agreement on the signature pages hereto (the "Majority Lenders") and BT COMMERCIAL CORPORATION, as agent (the "Agent") under the Credit Agreement (defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Borrower, the Majority Lenders (and any other Lenders), Nationsbank of Georgia, N.A., as Syndication Agent, the Agent and Bankers Trust Company, as Issuing Bank, are parties to that certain Second Amended and Restated Credit Agreement dated as of April 11, 1997, as amended (the "Credit Agreement"); and

     WHEREAS, at the Borrower's request, the Majority Lenders and the Agent have agreed, subject to the terms and conditions set forth herein, to amend the Fixed Charge Coverage Ratio covenant set forth in Section 8.1 of the Credit Agreement.

     WHEREAS, the Borrower has requested, pursuant to Section 8.9 of the Credit Agreement, that the Agent consent to the sale by the Borrower to Riverside Group, Inc. ("Riverside") of the assets constituting the "Wickes Plus/wickes.net" operations of the Borrower, and certain other rights (collectively, the "Non-Core Assets"), all pursuant to that certain letter agreement, dated November 4, 1997, between the Borrower and Riverside, as amended by that certain letter agreement, dated February 24, 1998, between the Borrower and Riverside (collectively, the "Transfer Documents").

     WHEREAS, the Borrower has requested, pursuant to Section 8.9 of the Credit Agreement, that the Agent consent to the sale by the Borrower to United Building Centers, a division of Lanoga Corporation ("Lanoga") of certain of the assets relating to the Borrower's two store locations (the "Iowa Stores") in Dubuque, Iowa and Davenport, Iowa (the "Iowa Assets") pursuant to that certain Asset Purchase Agreement, dated February 27, 1998, between the Borrower and Lanoga (the "Iowa Assets Purchase Agreement").

     NOW, THEREFORE, the parties do hereby agree as follows:

          1. Amendment.  The Credit Agreement is hereby amended as follows:
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          a)    Section 8.1 of the Credit Agreement is amended by (i) replacing the ratio "0.75 to 1.00"* on the line opposite the words "last day of fiscal March 1998" with the ratio "0.60 to 1.00", (ii) replacing the ratio "1.10 to 1.00" on the line opposite the words "last day of fiscal June 1998" with the ratio "0.70 to 1.00" and (iii) replacing the ratio "1.10 to 1.00" on the line opposite the words "last day of fiscal September 1998" with the ratio "1.00 to 1.00".

provided, that nothing in this Section 1 shall be deemed to alter or excuse the
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obligation of the Borrower to pay the fees set forth in Section 4 of the Second
Amendment to Credit Agreement, dated as of December 24, 1997, as and when provided therein (and without giving effect to this Agreement).

          2. Consents.  (a) The Agent hereby consents to the sale by Wickes to
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Riverside of the Non-Core Assets pursuant to the Transfer Documents, provided
                                                                     --------
that (i) such Transfer Documents are not materially amended from the versions previously supplied to the Agent without the prior written consent of the Agent,
(ii) the promissory note made by Riverside in favor of the Borrower referred to in the Transfer Documents (the "Riverside Note") is pledged to the Agent, for its benefit and the ratable the benefit of the Lenders, as additional security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Agent, and (iii) Riverside agrees in writing with the Agent to make all payments due to the Borrower under the Transfer Documents (whether pursuant to the Riverside Note or otherwise) directly to the Agent for application to the Obligations.

          (b) The Agent hereby consents to the sale by Wickes to Lanoga of the Iowa Assets pursuant to the Iowa Assets Purchase Agreement, provided that
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(i) the Iowa Assets Purchase Agreement is not materially amended from the version delivered to the Agent on March 3, 1998, (ii) the Borrower receives no less than $3,969,300 in cash proceeds for the Iowa Assets (as adjusted pursuant to Section 2 of the Iowa Assets Purchase Agreement) (as so adjusted, the "Iowa Assets Purchase Price"), and (iii) the full amount of the Iowa Assets Purchase Price (less no more than $201,600 to be paid to certain lessors of certain rolling stock used in connection with the Iowa Stores) is paid directly to the Agent for application to the Obligations. Effective upon its receipt of the amounts specified in clause (iii) above, the Agent hereby releases any and all Leins held by it upon any of the Iowa Assets and agrees to deliver to the Borrower, at the Borrower's expnese, duly-executed UCC-3 termination statements to evidence such release on the records of the appropriate filing offices in the State of Iowa.


-----------------------------
*.  Previously amended.


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          3. Conditions Precedent.  The amendments contained in Section 1 and
             --------------------
     the consents contained in Section 2 above are subject to, and contingent upon, satisfaction of each of the following conditions:

          (a) the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Agent and the Majority Lenders; and

          (b) all representations and warranties of the Borrower contained herein shall be true and correct in all material respects as of the date hereof.

          4. Additional Condition.  In order to induce the Agent and the
             --------------------
Majority Lenders to agree to the amendments contained in Section 1 above, the Borrower agrees that, from and after the date hereof, the Agent may, in its discretion but at the Borrower's expense, conduct a retail liquidation value appraisal of the Borrower's Inventory once per year (and, during the continuance of an Event of Default, as often as the Agent deems necessary or desirable in its sole discretion).

          5. Representations and Warranties.  (a) The borrower hereby represents
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and warrants to the Agent, the Syndication Agent and the Lenders as follows:

             (i) As of the date hereof, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects after giving effect to this Agreement as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

             (ii) after giving effect to this Agreement, no event has occurred and is continuing, or would result from this Agreement, which constitutes a Default or an Event of Default;

             (iii) the Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the transactions contemplated hereby, and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

             (iv) except for those that have been obtained, no consent of any other Person and no action of or filing with any Governmental Authority is

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     required to authorize, or is otherwise required in connection with, the execution, deliver and performance of the transactions contemplated hereby;

             (v) this Agreement has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

             (vi) the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any Governmental Authority, or conflict with, or result in the breach of, or constitute a default under, any material Contract (including, without limitation, the Indenture); and

             (vii) the Borrower is receiving fair value for the Non-Core Assets and the Iowa Assets.

          6. Effect of Agreement.  Except as specifically provided herein, this
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Agreement does not in any way affect or impair the terms, conditions and other provisions of the Credit Agreement or the other Credit Documents, and all terms, conditions and other provisions of such documents shall remain in full force and effect. Any amendments herein are limited to the specific provisions described and shall not be deemed to (i) be amendments of any other term or condition of the Credit Agreement or any other Credit Document or (ii) prejudice any rights not specifically addressed herein which the Agent or any Lender may now have or may have in the future under the Credit Agreement or any other Credit Document. This Agreement is a "Credit Document," as such term is defined in the Credit Agreement.

          7. Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          8. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          9. Headings.  Section headings are included herein for convenience of
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reference only and shall not constitute a part of this Agreement for any other purpose.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and authorized officers as of the date first set forth above.

                              BORROWER:
                              --------
                              WICKES INC.,
                                  a Delaware corporation

                              By:  /s/ James A. Hopwood
                                  ----------------------
                                   Title: Vice President-Finance, Treasurer


                              AGENT:
                              -----
                              BT COMMERCIAL CORPORATION,
                                  as Agent

                              By: /s/ Frank A. Chiovari
                                  ---------------------
                                  Vice President


                              MAJORITY LENDERS:
                              ----------------
                              BT COMMERCIAL CORPORATION

                              By: /s/ Frank A. Chiovari
                                  ---------------------
                                   Vice President

                              NATIONSBANK OF GEORGIA, N.A.

                              By:  /s/ Robert Walker
                                  -------------------
                                   Title: Vice President

                              LASALLE NATIONAL BANK

                              By:  /s/ Christopher G. Clifford
                                   ---------------------------
                                   Title:

                              BANKAMERICA BUSINESS CREDIT, INC.

                              By:  /s/ Patrick J. Wilson
                                   ---------------------
                                   Title: Vice President

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                              THE FIRST NATIONAL BANK OF BOSTON

                              By:  /s/ Mark Forti
                                   --------------
                                   Title: Director

                              BTM CAPITAL CORPORATION

                              By:  /s/ James E. Torkelson
                                   ----------------------
                                   Title: Vice President

                              THE CIT GROUP/BUSINESS CREDIT, INC.

                              By:  /s/ Michael Lapresi
                                   -------------------
                                   Title: Vice President

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